UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 29, 2014

Ares Commercial Real Estate Corporation

(Exact name of registrant as specified in its charter)

Maryland	001-35517	45-3148087
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One North Wacker Drive, 48th Floor, Chicago, IL	60606
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (312) 252-7500

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

On May 29, 2014, ACRC Lender W LLC and ACRC Lender W TRS LLC, subsidiaries of Ares Commercial Real Estate Corporation (the “Company”), amended the $225.0 million Amended and Restated Master Repurchase and Securities Contract with Wells Fargo Bank, National Association and the Company amended the Amended and Restated Guarantee Agreement with Wells Fargo Bank, National Association (collectively, the “Wells Fargo Facility Amendments”). The purpose of the Wells Fargo Facility Amendments were to, among other things, modify certain financial tests and covenants in order to make them consistent with certain of the Company’s other financing arrangements, including, without limitation, to eliminate the obligation of the Company to maintain a ratio of total debt to total assets of not more than 75% and replace it with the obligation to (i) maintain a ratio of total debt to tangible net worth of not more than 4.00 to 1.00, and (ii) maintain a ratio of recourse debt to tangible net worth of not more than 3.00 to 1.00.

The foregoing description is only a summary of certain material provisions of the agreements governing the Wells Fargo Facility Amendments and is qualified in its entirety by reference to a copy of such agreements, which are filed herewith as Exhibit 10.1 and Exhibit 10.2.

Item 9.01 Financial Statements and Exhibits.

(d)                                 Exhibits:

Exhibit Number	Exhibit Description
10.1

Amendment No. 1 to Amended and Restated Master Repurchase and Securities Contract dated as of May 29, 2014, among ACRC Lender W LLC and ACRC Lender W TRS LLC and Wells Fargo Bank, National Association.

10.2	Amendment No. 1 to Amended and Restated Guarantee Agreement dated as of May 29, 2014, by Ares Commercial Real Estate Corporation in favor of Wells Fargo Bank, National Association.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 2, 2014

ARES COMMERCIAL REAL ESTATE CORPORATION

	By:	/s/ Anton Feingold
	Name:	Anton Feingold
	Title:	Vice President and Secretary

Exhibit Index

Exhibit Number	Exhibit Description
10.1

Amendment No. 1 to Amended and Restated Master Repurchase and Securities Contract dated as of May 29, 2014, among ACRC Lender W LLC and ACRC Lender W TRS LLC and Wells Fargo Bank, National Association.

10.2	Amendment No. 1 to Amended and Restated Guarantee Agreement dated as of May 29, 2014, by Ares Commercial Real Estate Corporation in favor of Wells Fargo Bank, National Association.